                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38339) of RTI International Metals, Inc. of our report dated June 27, 2001 relating to the financial statements of the RMI Titanium Company Employee Savings and Investment Plan, which appears in this Form 10-K/A. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38340) of RTI International Metals, Inc. of our report dated June 27, 2001 relating to the financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 27, 2001